Artisan Partners Funds, Inc.

1940 Act File No. 811-8932

Report on Form N-SAR for the period ended March 31, 2012

Sub-Item 77Q1:       Exhibits

Exhibit Number	Description

(a)(1)

Amendment of Amended and Restated Articles of Incorporation dated as of November 21, 2011

Previously filed. Incorporated by reference to exhibit (a)(22) filed with post-effective amendment no. 53 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on November 22, 2011.

(a)(2)

Amendment of Amended and Restated Articles of Incorporation dated as of March 1, 2012

Previously filed. Incorporated by reference to exhibit (a)(23) filed with post-effective amendment no. 57 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on March 2, 2012.

(d)

Amended and Restated Multiple Class Plan pursuant to Rule 18f-3

Previously filed. Incorporated by reference to exhibit (n) filed with post-effective amendment no. 57 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on March 2, 2012.